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                                                                      EXHIBIT 23

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS
                   -----------------------------------------

Household International, Inc.:

As independent public accountants, we hereby consent to the incorporation of our report dated January 20, 1999, included in this annual report on Form 10-K of Household International, Inc. for the year ended December 31, 1998, into the Company's previously filed Registration Statements No. 2-86383, No. 33-21343, No. 2-97495, No. 33-45454, No. 33-45455, No. 33-52211, No. 33-58727, No. 333-
00397, No. 33-44066, No. 333-03673, No. 333-39639, No. 333-59287, No. 333-58289,
No. 333-59291, No. 333-47073 and No. 333-36589 on Form S-8, Registration
Statements No. 33-48854, No. 33-56599, No. 33-57249, No. 333-1025, No. 333-65679
and No. 333-27305 on Form S-3, and Registration Statement No. 333-35657 on Form S-4.

                                        /s/ Arthur Andersen LLP

Chicago, Illinois
March 25, 1999